[BANKAMERICA CORPORATION LETTERHEAD]


EXHIBIT 5






                                                     BankAmerica Corporation
                                                     Box 37000
                                                     San Francisco, CA  94137

May 21, 1998

                                                     James N. Roethe
                                                     Executive Vice President
                                                     and General Counsel
                                                     Legal Department North 3017
                                                     (415) 622-2845
                                                     Fax (415) 953-0944


Members of the Board of Directors
BankAmerica Corporation
Bank of America Center
555 California Street
San Francisco, CA  94104


Dear Board Members:

         I am the Executive Vice President and General Counsel of BankAmerica Corporation ("BAC") and in that capacity I have acted as counsel for BAC in connection with the registration under the Securities Act of 1933, as amended, of 10,666,960 additional shares of BAC common stock, $1.5625 par value (the "Common Stock"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") relating to Take Ownership! The BankAmerica Global Stock Option Program (the "Program"). The Registration Statement is to be filed by BAC with the Securities and Exchange Commission on or about May 21, 1998.

         I have examined or caused to be examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

         On the basis of such examination, it is my opinion that the Common Stock, when issued in the manner contemplated by the Registration Statement and the Program, will be duly authorized, validly issued, fully paid and nonassessable.

         I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.



                                                        Sincerely yours,

                                                    /s/ JAMES N. ROETHE
                                                    ----------------------------
                                                        James N. Roethe
                                                        Executive Vice President
                                                            and General Counsel